UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2016
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2016, Caretta Therapeutics, Inc. (“Caretta,” subsidiary of Spotlight Innovation Inc.) entered into a license agreement with Dr. Paul Reid (the “License Agreement”) whereby Caretta obtained the exclusive, worldwide license to develop, manufacture and sell certain products derived from snake venom for the life of the last to expire, or the abandonment, of the patents licensed under the License Agreement.

Item 3.02 Unregistered Sales of Equity Securities

On August 31, 2016, the Company proposed the issuance of convertible notes in the aggregate amount of up to $2,500,000. Through October 5, 2016 the Company has issued $695,000 in principal amount of these convertible notes. The foregoing notes were issued pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The material terms of the notes are as follows:

•

At any time prior to the maturity date, the Convertible Note is convertible into shares of common stock of the Company at a price per share equal to 90% of the closing bid price of the common stock during the 20 consecutive trading days immediately preceding such conversion.

•

The notes have a term of 24 months. In the event the note has not been converted at the maturity date, the convertible note will automatically convert into shares of common stock of the Company at a per share price equal to 80% of the closing bid price of the common stock of the Company during the 20 consecutive trading days immediately preceding the maturity date.

•	Interest will accrue at 7.5% computed on a 365-day basis. Interest is payable upon conversion of the convertible note at the applicable conversion price.

The Company also provided for the issuance of warrants to purchase that number of shares of Common Stock of the Company equal to thirty percent of the amount invested in the convertible notes based on the exercise price of the Warrants (the exercise price is defined as one hundred ten percent (110%) of the closing bid price of the common stock of the Company on the six month anniversary of the issuance date of the convertible note).

In connection with the issuance of the convertible notes Caretta Therapeutics, Inc. entered into a Royalty Agreement with the investors thereof, whereby the investors will receive an aggregate share in a royalty during years two, three and four of Caretta Therapeutics, Inc. as follows:

•	Aggregate of 5% of net revenue.

•	Net revenues defined as gross revenues, minus all license/royalty fees and cost of goods sold.

•	Royalties will cease once investor has received two times the amount invested.

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Item 8.01 Other Events.

On October 6, 2016 the Company issued a press release disclosing that Caretta entered into the License Agreement (as is more fully described in Item 3.02 above).

On October 7, 2016 the Company issued a press release disclosing that the Company has discontinued development of Immunoplex, an immune complex vaccine technology, in order to focus resources on developing other pipeline programs.

Item 9.01 Financial Statements and Exhibits.

The following documents are filed as Exhibits pursuant to Item 1.01 hereof.

(d) Exhibits.

Exhibit		Filed with this	Incorporated by reference
No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.30	Form of Spotlight Innovation Inc. Subscription Agreement.	*

10.31	Form of Spotlight Innovation Inc. Convertible Promissory Note.	*

10.32	Form of Spotlight Innovation Inc. Warrant.	*

10.33	Form of Caretta Therapeutics, Inc. Royalty Agreement.	*

99.1	Press Release of Spotlight Innovation Inc. dated October 6, 2016. **	*

99.2	Press Release of Spotlight Innovation Inc. dated October 7, 2016. **	*

_______________

**	Furnished as an Exhibit pursuant to Item 8.01 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: October 7, 2016	By:	/s/ Bill Pim
	Name:	Bill Pim
	Title:	Chief Financial Officer

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